UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2008
__________

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-0459
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2008, Hooker Furniture Corporation and Alan D. Cole, the Company’s Executive Vice President – Upholstery Operations, amended Mr. Cole’s employment agreement. The amendment eliminated the floor and cap previously applicable to Mr. Cole’s annual bonus and provided that the terms, conditions and amount of Mr. Cole’s annual bonus will be determined by the Company’s Chief Executive Officer subject to prior approval by the Company’s Compensation Committee. This summary of the terms of the amendment to Mr. Cole’s employment agreement is qualified in its entirety by reference to the text of the amendment attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

For the Company’s fiscal year ending February 1, 2009 (“fiscal 2009”), Mr. Cole’s annual bonus will be based on (1) the performance of the Company’s Sam Moore and Bradington-Young upholstery operations and the Company as a whole and (2) individual performance factors, as follows:

•
A portion of Mr. Cole’s bonus will be based on the extent to which the Company’s Sam Moore upholstery operation meets or exceeds its operating income target for fiscal 2009. This portion of the bonus will be prorated if Sam Moore achieves any amount of positive operating income for fiscal 2009;

•
A second portion of Mr. Cole’s bonus will be based on the extent to which the Company’s Bradington-Young upholstery operation meets or exceeds its operating income target for fiscal 2009. This portion of the bonus would be prorated if Bradington-Young achieves at least 50% of its operating income target for fiscal 2009;

•
A third portion of Mr. Cole’s bonus will equal .22% of the amount by which the Company’s consolidated pre-tax earnings exceeds a specified threshold amount (which is the same pre-tax earnings threshold amount that will be used to determine the annual bonuses for the other executive officers of the Company).

•
The amount of Mr. Cole’s bonus as calculated based on these three components may be increased or decreased, in the discretion of the Compensation Committee, by up to 12.5% based on individual performance factors identified by the Company’s Chief Executive Officer.

Item 9.01.  Financial Statements and Exhibits

(d)Exhibits
Exhibit	Description
10.1	Amendment to Employment Agreement between Hooker Furniture Corporation and Alan D. Cole

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:   /s/R. Gary Armbrister
R. Gary Armbrister
Chief Accounting Officer

Date: June 5, 2008